UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2025

Phoenix Motor Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41414	85-4319789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Lakeview Loop Anaheim, CA	92807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 987-0815

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0004 per share	PEV	The Nasdaq Stock Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2025, Phoenix Motor Inc., a Delaware corporation (the “Company”), entered into a loan agreement (the “Loan Agreement”) with J.J. Astor & Co. (the “Lender”) pursuant to which the Lender agreed to loan the Company the sum of up to $6,000,000, in two tranches of $4,000,000 and $2,000,000, in consideration for a senior secured convertible promissory note in the original principal amount of $5,300,000 (the “Initial Note”), and if the second tranche of $2,000,000 is requested by the Company and funded by the Lender, an additional senior secured convertible promissory note in the original principal amount of $2,650,000 (the “Additional Note,” and together with the Initial Note, the “Notes”). The net proceeds of the loan are to be used to repay existing senior debt in the aggregate principal amount of approximately $1,220,000 and for general working capital purposes.

The Initial Note is payable in 26 bi-weekly installments of $203,846.16 through the maturity date of March 4, 2026 in cash or shares of the Company’s common stock (“Common Stock”), at the Company’s election. The Notes will not accrue interest (unless there is an event of default) and are subject to an exit fee of $150,000 upon maturity. Upon an event of default, the outstanding principal amount will increase to 120% of the outstanding principal amount, plus interest thereon at the rate of 19% per annum. The Notes will be convertible into shares of Common Stock by the Lender following an event of default.

The conversion price of the Notes is the lower of (i) 85% of the closing price of the Common Stock on the trading day immediately prior to the applicable funding date and issuance of the Initial Note or Additional Note, or (ii) 85% of the average of the four lowest VWAP prices for the 20 trading days prior to the applicable funding date. If the Lender or any other holder of the Notes elects to voluntarily convert the Notes, the conversion price will be the lower of (a) 100% of the closing price of the Common Stock on the trading day immediately prior to the applicable funding date and issuance of the Initial Note or Additional Note, or (b) 100% of the average of the four lowest VWAP prices of the Common Stock for the 20 trading days prior to the applicable funding date. Upon an event of default, the conversion price of the Notes will be 80% of the closing price of the Common Stock on the initial funding date. The Notes are subject to a limitation that prohibits ownership of more than 19.9% our outstanding share capital at any time, without stockholder approval.

The Loan Agreement requires the Lender’s consent to take certain actions, such as incurring additional indebtedness other than permitted indebtedness, a sale of securities except for exempt issuances, repaying indebtedness to affiliates, or incurring liens other than permitted liens.

The Notes will accelerate and become immediately due upon the occurrence of certain events of default set forth in the Notes, including failure to pay amounts owing when due, certain types of proceedings involving insolvency, bankruptcy, receivership and the like, delinquency in filing SEC reports, delisting from Nasdaq or a change of control.

Any proceeds received by the Company from (i) any subsequent tax refunds, judgments, litigation settlements, indemnity payments or other extraordinary receipts or (ii) any subsequent equity financing will be required to be used to prepay the Notes.

Each of the Company’s subsidiaries agreed to guarantee the payment of the Notes and the performance of the Company of its covenants and agreements set forth in the Loan Agreement pursuant to a subsidiaries guarantee (the “Subsidiaries Guarantee”), and the Company and each of its subsidiaries agreed to pledge and grant to the Lender a lien over substantially all of their assets to secure the Notes and the Subsidiary Guarantee pursuant to a pledge and security agreement (the “Pledge Agreement”), each to become effective following an event of default under the Notes.

The Company entered into a Registration Rights Agreement with the Lender that will require the Company to file a resale shelf registration statement registering the resale of the conversion shares within 90 calendar days following the closing date.

The foregoing summaries of the Initial Note, the Loan Agreement, the Pledge Agreement, the Subsidiaries Guarantee and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the copies of the Initial Note, the Loan Agreement, the Pledge Agreement, the Subsidiaries Guarantee and the Registration Rights Agreement that are filed herewith as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Loan Agreement and the Notes is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

The Initial Note, the Additional Note and any shares of Common Stock issuable upon conversion of the Initial Note and, if issued, the Additional Note were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(b) of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 8.01 Other Events.

On March 19, 2025, the Company issued a press release announcing its entry into the Loan Agreement and the issuance of the Initial Note. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Senior Secured Note dated March 14, 2025
10.1*	Loan Agreement, dated as of March 14, 2025, by and between Phoenix Motor Inc. and J.J. Astor & Co.
10.2*	Pledge and Security Agreement, dated as of March 14, 2025, by and among Phoenix Motor Inc., the other Debtors named therein and J.J. Astor & Co.
10.3	Subsidiaries Guarantee, dated as of March 14, 2025, by the Guarantors named therein in favor of J.J. Astor & Co.
10.4	Registration Rights Agreement, dated as of March 14, 2025, by and between Phoenix Motor Inc. and J.J. Astor & Co.
99.1	Press Release dated March 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2025	PHOENIX MOTOR INC.

	By:	/s/ Xiaofeng Denton Peng
	Name:	Xiaofeng Denton Peng
	Title:	Chief Executive Officer and Chairman of the Board